UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 19, 2020

Fulton Financial Corporation
(Exact name of registrant as specified in its charter)

PA	0-10587		23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Penn Square,	Lancaster,	PA	17604
(Address of Principal Executive Offices)			(Zip Code)
(717) 291-2411
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $2.50	FULT	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 19, 2020, the Board of Directors of Fulton Financial Corporation ("Fulton") adopted amendments to Fulton’s Bylaws, as further described below. These amendments were effective May 19, 2020. The Bylaws were amended in the manner summarized below:

Article I (Shareholder Meetings) Changes:

•
Section 4 (Notice of Meetings) - Amended to reduce the required notice period from ten days’ prior notice to five days’ prior notice to shareholders of any meeting, except for meetings that consider entity changes or fundamental transactions, which require ten days’ prior notice, consistent with the Pennsylvania Business Corporation Law of 1988, as amended (the “BCL”).

•
Section 6 (Voting List) - Amended to remove the requirement that a shareholder list be made available for inspection during a shareholder meeting and added the requirement that such list be furnished to any judges of election appointed for a meeting, consistent with the registered corporation provisions of the BCL.

The effect of the changes to section 4 is that Fulton may provide, and shareholders may receive, five days’ prior notice, rather than ten days’ prior notice, of most future meetings. This shorter notice period provides Fulton with additional flexibility to schedule meetings, but may impact the ability of shareholders to attend meetings. The effect of the changes to Section 6 is that shareholders will no longer be entitled to inspect the shareholder list during a meeting, but judges of election will have access to such list during a meeting. Shareholders remain entitled to inspect the shareholder list consistent with the registered corporation provisions of the BCL during regular business hours.

Article III (Committees) Changes:

•	Section 5 (Executive Committee) - Amended to remove certain restrictions on Executive Committee powers, consistent with the BCL.

The effect of these changes is to broaden the powers of the Executive Committee by removing previous restrictions on Executive Committee powers that were more restrictive than required by the BCL. As a result of these changes, the Executive Committee will now have the power and authority to: approve and authorize the sale and issuance of long term debt; declare dividends; authorize the issuance of stock; and authorize the redemption of stock or distributions to shareholders. Previously, these powers and authority had been reserved exclusively for the Board of Directors.
In addition, a number of immaterial amendments to the Bylaws were made to provide clarity and consistency within the Bylaws.

The foregoing summary is qualified in its entirety by reference to the complete text of Fulton’s amended and restated Bylaws, which are attached as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
3.1	Bylaws of Fulton Financial Corporation, as amended and restated on May 19, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2020	FULTON FINANCIAL CORPORATION
By: /s/ Daniel R. Stolzer
Daniel R. Stolzer
Senior Executive Vice President, Corporate
Secretary and Chief Legal Officer